UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2007
Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Icon
Foothill Ranch, California 92610
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:
(949) 951-0991
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On November 14, 2007, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2007, by and among Luxottica Group S.p.A., an Italian corporation (“Parent”), Norma Acquisition Corp., a Washington corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Oakley, Inc., a Washington corporation (the “Company”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent (the “Merger”).
Pursuant to the Merger Agreement, each issued and outstanding share of the common stock, par value $0.01 per share, of the Company (each a “Share” and, collectively, the “Shares”) (other than any Shares held by Parent, Merger Sub or any wholly owned Subsidiary (as defined in the Merger Agreement) of Parent or Merger Sub, in the treasury of the Company or by any wholly owned Subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, were each cancelled and ceased to exist with no payment being made with respect thereto and other than any Shares constituting Dissenting Shares (as defined in the Merger Agreement)), was cancelled and ceased to exist and was converted into and represents the right to receive $29.30 per share in cash (without interest) (the “Merger Price”). In addition, pursuant to the Merger Agreement, each outstanding and unexpired option to purchase Shares was cancelled and entitles the holder of each such option to the right to receive an amount in cash equal to the excess, if any, of the Merger Price over the applicable exercise price per Share, without interest thereon.
Pursuant to the laws of the State of Washington, the Merger and the Merger Agreement were approved by the affirmative vote of holders of at least two-thirds of the outstanding shares of the Company’s common stock entitled to vote at a special meeting of the Company’s shareholders held on November 7, 2007.
The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2007, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger, the Company has notified the New York Stock Exchange, Inc. (the “NYSE”) on November 14, 2007 that each outstanding Share was converted in the Merger into the right to receive $29.30 in cash, without interest, as set forth in Item 2.01 hereof which is incorporated herein by reference, and requested that the NYSE file a Form 25 with the Commission to strike the Shares from listing and registration thereon. In addition, the Company will be filing with the Commission a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.
Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding Share was converted in the Merger into the right to receive $29.30 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.01.	Changes in Control of Registrant.
As a result of the Merger, the Company became an indirect wholly owned subsidiary of Parent. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2007, the following directors of the Company resigned from its board of directors, effective upon completion of the Merger: James H. Jannard, D. Scott Olivet, Tom Davin, Mary George, Jeffrey Moorad, Michael Puntoriero, Greg Trojan and Frits van Paasschen. All future directors will be appointed by Parent or its affiliate.

Item 8.01.	Other Events.
On November 14, 2007, the Company and Parent issued a joint press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp. and Oakley, Inc. (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 22, 2007 and incorporated herein by reference).

99.1	Joint Press Release issued by Oakley, Inc. and Luxottica Group S.p.A., dated November 14, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.
Date: November 14, 2007	By:	/s/ D. Scott Olivet
		Name:	D. Scott Olivet
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp. and Oakley, Inc. (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 22, 2007 and incorporated herein by reference).

99.1	Joint Press Release issued by Oakley, Inc. and Luxottica Group S.p.A., dated November 14, 2007.

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